EXHIBIT 10.7

                        ENVIRONMENTAL INDEMNITY AGREEMENT

      THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this "Indemnity"), dated as of the 20th day of December, 2004, is made by AGU ENTERTAINMENT CORP. ("AGU"), A DELAWARE CORPORATION, THE TUBE MUSIC NETWORK, INC., A FLORIDA CORPORATION, AND PYRAMID RECORDS INTERNATIONAL, INC., A FLORIDA CORPORATION (hereinafter individually and collectively referred to as " Indemnitor"), in favor of MITCHELL ENTERTAINMENT COMPANY, a Delaware limited liability company, its successors and assigns, (hereinafter "Lender").

                                R E C I T A L S:

      Lender has agreed to make a loan to Indemnitor in the original principal amount of Three Million and no/100 Dollars ($3,000,000.00) (the "Loan"), upon certain terms and conditions, which Loan is to be evidenced by a Secured Convertible Term Note of even date herewith executed by Indemnitor, as Maker, for the benefit of Lender, as Holder (the "Note"), and secured by a Mortgage Deed and Security Agreement (the "Real Estate Mortgage") encumbering certain real property located in Broward County, Florida, and described as Exhibit A attached hereto and incorporated herein (the "Property").

      Lender has agreed to make the Loan, provided, however, that as a condition precedent to the funding of the Loan, Lender requires the execution of this Indemnity by Indemnitor.

      NOW THEREFORE, in order to induce Lender to make the Loan, which Indemnitor acknowledges to be in the best interest and to the benefit of Indemnitor, and in consideration of the matters described in the above Recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor agrees as follows:

                                    AGREEMENT

      1. Recitals. The Recitals are incorporated herein by this reference.

      2. Definitions. As used in this Indemnity, the following terms shall have the following meanings:

      "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. ss. 9601 et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986, and as further amended from time to time.

      "Environmental Laws" means all present and future laws, statutes, ordinances, rules, regulations, authorizations, judgments, decrees, concessions, grants, franchises, agreements and other governmental restrictions and requirements, as they may be amended from time to time, relating to the environment or to any Toxic Materials or Indemnified Activity, including, without limitation, CERCLA, and all rules, regulations, orders and decrees now or hereafter promulgated thereunder, together with all statutes and rules and municipal ordinances dealing with similar environmental matters.

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

      "Indemnified Activity" means (A) any actual, proposed or threatened location, use, manufacture, storage, holding, existence, presence, release, emission, discharge, generation, processing, abatement, removal, disposal, handling or transportation of any Toxic Materials from, beneath, into or onto the Property or otherwise relating to the Property or the Use of the Property, or any other activity or occurrence that caused or would cause any such event to exist, or (B) the improper installation, maintenance or removal of any underground storage tank (an "UST") on, in, under, or from the Property. For purpose of this definition, "release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, including continuing migration, of Toxic Materials into or through soil, surface water or groundwater; such term does not include actions directly relating to incorporation in a lawful manner of building materials into a permanent improvement to the Property. For purposes of this definition, "Property" shall be deemed to include the air, soil, groundwater and surface water thereof.

      "Indemnitee" means Lender and its respective subsidiaries, affiliates, directors, officers, shareholders, agents, attorneys, employees, participants, successors and assigns.

      "Loan Documents" means the Real Estate Mortgage, the Note and any other documents executed by Indemnitor and delivered in connection with the Loan.

      "Termination Date" means the date after which Indemnitor ceases to be either an owner or an operator of the Property, as "owner" and "operator" are defined in Section 101(20)(A) of CERCLA.

      "Toxic Materials" means, at any time, (i) any "hazardous substance" as defined in ss. 101(14) of CERCLA (42 U.S.C. ss. 9601(14)) (ii) any additional substances or materials which at such time are classified or considered to be hazardous or toxic under any Environmental Laws; (iii) asbestos and asbestos-containing materials; and (iv) petroleum and petroleum products, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof.

      "Use"  means  use,  ownership,  development,  construction,   maintenance,
management, operation or occupancy.

      3. Covenants, Representations and Warranties of Indemnitor. Indemnitor covenants, represents and warrants as follows:

            (a) that (i) no Toxic Materials are or at any time shall be present, generated, manufactured, treated, refined, reproduced, processed, released or disposed of, in, on or beneath the Property or transported to or from the Property; (ii) no activity is or at any time shall be undertaken with respect to the Use of the Property which would cause a violation of or support a claim under any Environmental law; (iii) no UST or underground deposits are, or at any time will be located on the Property; (iv) there are no surface or subsurface soil, water, mineral, chemical or environmental conditions which presently, or with the passage of time will (A) require reporting to any governmental authority, (B) constitute a nuisance, a risk to human health or safety or a violation of any Environmental Laws, or (C) otherwise adversely affect or threaten to adversely affect the use and operation of the Property; (v) no investigation, administrative order, litigation or settlement with respect to any Toxic Material is threatened or in existence with respect to the Property;
(vi) no notice has been served on Indemnitor from any entity, governmental body or individual, and Indemnitor has no knowledge or reason to know that any governmental authority or employee or agent thereof is or will be claiming any violation of any Environmental Law, or requiring compliance with any Environmental Law, or demanding payment or contribution for environmental damage or injury to any third party or natural resources; and (vii) Indemnitor has given no release or waiver of liability that would waive or impair any claim based on Toxic Materials to a previous owner of the Property or to any party who may be potentially responsible for the presence of Toxic Materials on the Property, nor has Indemnitor given any promises of indemnification regarding Toxic Materials to any party;

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

            (b) that the Property is and will only be utilized for commercial purposes; and

            (c) that Indemnitor has duly investigated the present and past Use of the Property and has made due inquiry for the appropriate governmental agencies and offices having jurisdiction over the Property and Indemnitor has examined or been advised of the Environmental Laws that are applicable to the Property, and will provide Indemnitee with a summary of its investigations and copies of all inquiries and responses.

      4. Indemnity. Indemnitor shall exonerate, indemnify, defend (with counsel reasonably approved by the Indemnitee(s)), save and hold harmless each
Indemnitee from and against any and all claims, losses, fines, penalties, judgments, damages, costs or expenses (including attorneys' fees, consultant fees, expert fees) and all other liabilities to any third party arising out of or resulting from the following:

            (a) Any Indemnified Activity on the Property that Indemnitor or its agents have caused, permitted or contributed to, or the failure of anyone to comply with all applicable Environmental Laws relating to the Property or the Use of the Property, which Indemnified Activity or failure to comply occurs or exists on or prior to the Termination Date;

            (b) Any investigation, inquiry, order, hearing, action or other proceeding by or before any government agency in connection with any Indemnified Activity by Indemnitor or by anyone under Indemnitor's control, which Indemnified Activity occurs or allegedly occurs on or prior to the Termination Date, or in connection with any Indemnified Activity which resulted directly or indirectly from any Indemnified Activity occurring or allegedly occurring prior to the Termination Date;

            (c) Any costs relating to any cleanup, remediation or other response action concerning a release or threatened release of Toxic Materials on, beneath or from the Property, whether or not such cleanup, remediation or other response action is pursuant to an order of any federal, state or local governmental agency;

            (d) Any inaccuracy of the  representations  and  warranties  made in
Section 3 above; and

            (e) Any claim, demand, liability or cause of action, or any action or other proceeding, whether meritorious or not, brought or asserted against any Indemnitee which directly or indirectly relates to, arises from or is based on any of the matters described in clauses (a) through (d) of this Section 4 or any allegation of any such matters.

      5. Payment of Indemnitees' Expenses.

            (a) Indemnitor shall pay to each Indemnitee all costs and expenses (including the reasonable fees and disbursements of the Indemnitee's legal counsel and the reasonable charges of the Indemnitee's internal legal counsel) incurred by any Indemnitee in connection with this Indemnity or the enforcement of the terms of this Indemnity.

            (b) Indemnitor shall pay when due any judgments or claims for damages, penalties or otherwise against any Indemnitee, and shall assume the burden and expense of defending all suits, administrative proceedings and resolutions of any description with all persons, political subdivisions or government agencies arising out of the occurrences described in this Indemnity. If any action is brought against any Indemnitee, Indemnitor at the Indemnitee's sole option and at Indemnitor's expense, shall defend against such action with counsel satisfactory to the Indemnitee and, with the Indemnitee's sole consent and approval, settle and compromise any such action. However, any Indemnitee may elect to be represented by separate counsel, and if the Indemnitee so elects such separate counsel, any settlement or compromise by Indemnitor shall likewise be effected only with the consent of the Indemnitee. Indemnitee may elect to join and participate in any settlements, remedial actions, legal proceedings or other actions included in connection with any claims under this Indemnity.

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

            (c) In the event  that  payment  under  clauses  (a) and (b) of this
Section 5 is not made, Indemnitee, at its sole discretion, may proceed to file suit against Indemnitor to compel such payment.

            (d) If amounts due to  Indemnitee  under clauses (a) and (b) of this
Section 5 are not paid within ten (10) days after Indemnitee makes demand therefor, then such amounts shall bear interest from the date of demand until the date such amounts are paid in full at the Default Interest (as defined in the Note) rate. The Default Interest is intended to compensate Indemnitee for damages Indemnitee will suffer as a result of Indemnitor's late payment. Indemnitor agrees that such damages are extremely difficult and practical to ascertain, but that the Default Interest shall be presumed to be reasonable and to represent the actual amount of damages sustained by Indemnitee for any late payment. Any Default Interest which may accrue shall be immediately due and payable.

      6. Waiver. Indemnitor waives any right to require that any action be brought against Indemnitor or any other person or that any Indemnitee first pursue any other remedy under the Loan Documents or any of them. Each Indemnitee may, at its option, proceed against Indemnitor [or Indemnitor] to collect monies where due or obtain performance under this Indemnity, without first proceeding against other persons and without first resorting to the Note and Real Estate Mortgage or any other remedy under any of the Loan Documents.

      7. Notices from Indemnitor. Indemnitor shall immediately advise Indemnitee in writing of (i) any governmental or regulatory actions instituted or threatened under any of the Environmental Laws affecting the Property or the matters indemnified hereunder including, without limitation, any notice of inspection, abatement or noncompliance, and shall deliver to Lender within five
(5) days after receipt or origination by Indemnitor, copies of any notices, correspondence, reports, analyses, licenses, approvals, orders or other written materials relating to the environmental condition of the Property immediately upon receipt, completion or delivery of such materials, (ii) all claims made or threatened by any third party against Indemnitor or the Property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Indemnified Activity, Toxic Material or UST, (iii) Indemnitor's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property to be classified in a manner which may support a claim under any Environmental Law, and (iv) Indemnitor's discovery of any occurrence or condition on the Property or any real property adjoining or in the vicinity of the Property which could subject Indemnitor or the Property to any restrictions on transferability or Use of the Property under any of the Environmental Laws. Indemnitor shall immediately deliver to any Indemnitee any documentation or records as such Indemnitee may request in connection with all such notices, inquiries and communications and shall advise such Indemnitee of any subsequent developments.

      8. Inspections. In the event that (i) Indemnitor has notified Lender of the occurrence or existence of any of the conditions described in Section 7 above, or (ii) Indemnitee reasonably believes that a past, present or threatened release of Toxic Materials, or past, present, or threatened improper installation, maintenance, or removal of an UST, has occurred, is occurring or will occur, or (iii) Indemnitee has commenced foreclosure proceedings against the Property, then Indemnitor agrees that Indemnitee or its agents shall have the right to enter the Property to perform a site inspection. Indemnitor further agrees that Indemnitee is required to give Indemnitor only twenty-four (24) hours' prior notice, except in an emergency situation, or if Indemnitor has abandoned the Property, or it is impracticable to give such notice, in each of which cases Indemnitee shall give such notice as is practicable under the circumstances, in Indemnitee's sole discretion.

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

      9. Remedial Work.

            (a) In the event any investigation or monitoring of site conditions or any cleanup, containment, restoration, removal or other remedial work (collectively, "Remedial Work") is required at the Property (i) under any applicable Environmental Law, (ii) by any judicial, arbitral or administrative order, (iii) to comply with any agreements affecting the Property, or (iv) to maintain the Property in a standard of environmental condition which presents no risk to safety or health, prevents the release of any Toxic Materials to adjacent property or the presence of any UST on or below the Property and otherwise is consistent with the prudent ownership of property of the character of the Property, Indemnitor shall perform or cause to be performed such Remedial Work. All Remedial Work shall be conducted (A) in a diligent and timely fashion by licensed contractors employing only properly trained personnel acting under the supervision of a consulting environmental certified professional engineer,
(B) pursuant to a detailed written plan for the Remedial Work approved by any public or private agencies or persons with a legal or contractual right to such approval, (C) with such insurance coverage pertaining to liabilities arising out of the Remedial Work as is then customarily maintained with respect to such activities and (D) only following receipt of any required permits, licenses or approvals. Throughout the course of the Remedial Work, Indemnitor shall submit to Lender promptly upon receipt or preparation copies of any and all reports, studies, analyses, correspondence, governmental comments or approvals, proposed removal or other Remedial Work contracts and similar information prepared or received by Indemnitor in connection with the Remedial Work or Toxic Materials or UST's relating to the Property.

            (b) Indemnitor shall give notice to Lender of any claim, action, administrative proceeding (including formal proceedings) or other demand by any governmental agency or other third party involving any potential Remedial Work at the time such claim or other demand first becomes known to Indemnitor. Receipt of any such notice by Lender shall not be deemed to create any obligation on the part of any Indemnitee to defend or otherwise respond to any claim or demand.

      10. Indemnitee as Owner. If for any reason, including without limitation the foreclosure of the Real Estate Mortgage or the exercise of any of Lender's rights, Lender (or any successor or assign of Lender) becomes the fee owner of the Property and any claim, action, notice, administrative proceeding (including informal proceedings) or other demand is made by any governmental agency or other third party with respect to Remedial Work at the Property, Indemnitor shall cooperate with Indemnitee in any defense or other appropriate response to any such claim or other demand. Indemnitor shall have the right to participate in the defense or other response to any such claim or demand; provided, however, that Indemnitee shall have the right, but not the obligation, to direct and control the defense or response to any such claim or demand. Indemnitor's duty to cooperate and right to participate in the defense or response to any such claim or demand shall not be deemed to limit or otherwise modify Indemnitor's obligations under this Indemnity. Lender shall give notice to Indemnitor of any claim or demand governed by this Section 10; provided that Lender's liability to Indemnitor's for Lender's failure to give such timely notice shall be limited to the loss or damage Indemnitor may incur solely as a direct result of Lender's failure to give such notice.

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

      11. Subrogation of Indemnity Rights. If Indemnitor fails fully to perform its obligations hereunder, Indemnitee shall be subrogated to any rights or claims Indemnitor may have against any present, future or former owners, tenants or other occupants or users of the Property, any portion thereof or any adjacent or proximate properties, relating to the recovery of costs incurred for the performance of Remedial Work at the Property.

      12. Recourse. Indemnitor's liability hereunder shall not be subject to, limited by or affected in any way by any non-recourse provisions contained in any of the Loan Documents. Indemnitor agrees that the indemnifications are separate, independent of and in addition to Indemnitor's undertakings under the Note, are not secured by the Real Estate Mortgage and other security documents securing the Loan, and are not intended to be discharged or satisfied by any foreclosure of the liens created by the Real Estate Mortgage or such other security documents. Indemnitor agrees that a separate action may be brought to enforce the provisions of this Indemnity which shall in no way be deemed to be an action on the Note, whether or not Indemnitee would be entitled to a deficiency judgment following a judicial foreclosure of trustee's sale under the Real Estate Mortgage.

      13. Successors and Assigns. This Indemnity and the indemnities contained herein shall be continuing, irrevocable and binding on Indemnitor and its successors and assigns, and shall inure to the benefit of each Indemnitee and its successors and assigns.

      14. Survival of Covenants, Representations, Warranties and Indemnities. All covenants, representations, warranties and indemnities of Indemnitor contained in this Indemnity shall not be merged into the Loan Documents and shall survive the execution and delivery of the Loan Documents and this Indemnity, and shall further survive the satisfaction of the indebtedness evidenced and secured by the Loan Documents, including without limitation any foreclosure or conveyance in lieu of foreclosure.

      15. Notices. Any notices contemplated hereunder shall, unless otherwise specified, be in writing and shall be (i) hand delivered, effective upon receipt
(ii) sent by United States Express Mail or by private overnight courier service, effective upon receipt, or (iii) served by certified mail, postage prepaid, return receipt requested, effective upon receipt, and in each case addressed to the party receiving such notice at the address set forth in this Section, or to such other address(es) or address(s) as such party may have furnished in writing to the other party hereto. The initial addresses are as follows:

         If to Indemnitor:          AGU Entertainment Corp.
                                    3200 West Oakland Park Boulevard
                                    Lauderdale Lakes, Florida  33311
                                    Attention:  Chief Financial Officer
                                    Facsimile: (954) 714-8500

                  with a copy to:

                                    Bruce C. Rosetto, Esq.
                                    Blank Rome LLP
                                    1200 North Federal Highway, Suite 417
                                    Boca Raton, Florida  33432
                                    Facsimile:  (561)417-8186

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

         If to Lender:              Mitchell Entertainment Company
                                    7220 NW 36th Street, Suite 100
                                    Miami, Florida  33166
                                    Attention:  Jonathan E. Mitchell
                                    Facsimile:  (305) 591-9657

                  with a copy to:

                                    Mitchell Entertainment Company
                                    11601 Wilshire Boulevard, Suite 2400
                                    Los Angeles, California  90025
                                    Attention:  Jonathan E. Mitchell
                                    Facsimile:  (310) 473-0076

                                    Robert S. Barry, Jr., Esq.
                                    Loeb & Loeb LLP
                                    10100 Santa Monica Boulevard, Suite 2200
                                    Los Angeles, California  90067
                                    Facsimile:  (310) 282-2200

                                    Howard L. Friedberg, Esq.
                                    Katz, Barron etal
                                    2699 South Bayshore Drive, 7th Floor
                                    Miami, Florida 33133
                                    Facsimile (305) 285-9227


      16. Governing Law. THIS INDEMNITY SHALL BE GOVERNED AND CONTROLLED AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT AND IN ALL OTHER RESPECTS BY THE LAWS, STATUTES AND DECISIONS OF THE STATE OF FLORIDA. INDEMNITOR HEREBY WAIVES AS A DEFENSE TO THE OBLIGATIONS CONTAINED HEREIN THE DEFENSES OF SPLITTING OF CAUSES OF ACTION, RES JUDICATA AND STATUTE OF LIMITATIONS AND HEREBY COVENANTS NOT TO RAISE THOSE DEFENSES. EACH VIOLATION OF SECTION 4 SHALL GIVE RISE TO A NEW RIGHT OF ACTION, SEPARATE FROM ANY PRECEDING VIOLATIONS. VENUE SHALL LIE IN BROWARD COUNTY, FLORIDA.

      17.  Counterparts.   This  Indemnity  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

      18. Severability. All provisions contained in this Indemnity are severable and the invalidity or unenforceability of any provision not affect or impair the validity or enforceability of the remaining provisions of this Indemnity.

      19. Headings. The descriptive headings of the paragraphs of this Indemnity are inserted for convenience only and do not constitute a part of this Indemnity.

      20. Relation to Real Estate Mortgage. The provisions of this Indemnity are not intended to supersede the provisions of the Real Estate Mortgage pertaining to the matters addressed herein, but shall be construed as supplemental thereto.

      THE INDEMNITOR AND LENDER HEREBY MUTUALLY, KNOWINGLY, WILLINGLY AND VOLUNTARILY WAIVE THEIR RIGHT TO TRIAL BY JURY AND NO PARTY, NOR ANY ASSIGNEE, SUCCESSOR, HEIR, OR LEGAL REPRESENTATIVE OF THE PARTIES (ALL OF WHOM ARE
HEREINAFTER REFERRED TO AS THE "PARTIES") SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEEDING BASED UPON OR ARISING OUT OF THIS INSTRUMENT, OR ANY INSTRUMENT EVIDENCING, SECURING, OR RELATING TO THE LOAN OR ANY RELATED AGREEMENT OR INSTRUMENT, ANY OTHER COLLATERAL FOR THE LOAN OR ANY COURSE OF ACTION, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS RELATING TO THE LOAN. THE PARTIES ALSO WAIVE ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY NEGOTIATED BY THE PARTIES. THE WAIVER CONTAINED HEREIN IS IRREVOCABLE,

CONSTITUTES A KNOWING AND VOLUNTARY WAIVER, AND SHALL BE SUBJECT TO NO
EXCEPTIONS.

      IN WITNESS WHEREOF, this instrument has been executed by the undersigned as of the date first set forth above.


AGU Entertainment Corp., a Delaware corporation

By: /s/ David C. Levy
   -------------------------------------
Name:  David C. Levy
Title:  President and Secretary



The Tube Music Network, Inc., a Florida corporation



By: /s/ David C. Levy
   -------------------------------------
Title:  President and Secretary
Pyramid Records International, Inc., a Florida
corporation

By: /s/ David C. Levy
   -------------------------------------
Name:  David C. Levy
Title:  President and Secretary

                                    JOINDER

      The undersigned guarantors hereby join in the execution and delivery of this Environmental Indemnity Agreement to evidence (a) their joinder and agreement as an "Indemnitor", jointly and severally with AGU and the other "indemnitors" listed hereon, and (b) that this Environmental Indemnity Agreement is a "Loan Document" under the Guaranty Agreement given by the undersigned simultaneously herewith.


      IN WITNESS WHEREOF, this instrument has been executed by the undersigned as of the date first set forth above.


-------------------------------------


/s/ Jill Valentino                           By: /s/ David C. Levy
-------------------------------------            ------------------------------
Jill Valentino                                   David C. Levy
-------------------------------------


/s/ Jill Valentino                           By: /s/ Donna Levy
-------------------------------------            ------------------------------
Jill Valentino                                   Donna Levy
-------------------------------------


                                             By: /s/ Michael Solomon
-------------------------------------            ------------------------------
                                                 Michael Solomon
-------------------------------------


                                             By:
-------------------------------------            ------------------------------
                                                 Luciana Solomon


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